UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – August 15, 2008

(Date of Earliest Event Reported)

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-14379

Ohio	31-1598292
(State of Incorporation)	(I.R.S. Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, Sidney A. Ribeau resigned from the board of directors of Convergys Corporation (the “Company”), effective immediately, citing the demands of his new responsibilities as President of Howard University. Dr. Ribeau, a director since 2001, was serving on the Governance and Nominating Committee and Audit Committee. Dr. Ribeau did not resign because of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices.

Effective August 15, 2008, the board of directors of Convergys Corporation, as recommended by the Governance and Nominating Committee, appointed Ronald L. Nelson to its board of directors. Mr. Nelson was appointed to serve in Class I and his term will expire in 2011 at the annual meeting of shareholders. Mr. Nelson was also appointed by the Board to the Audit Committee, based upon the recommendation of the Governance and Nominating Committee.

Mr. Nelson, 56, has served as Chairman and Chief Executive Officer of Avis Budget Group, Inc., since August 2006. Avis Budget Group, Inc. is one of the world’s largest general-use car rental companies and operator of the Avis and Budget brands in North America, Latin America, the Caribbean, Australia and New Zealand.

Prior to his current position, he held leadership roles with Avis Budget’s predecessor, Cendant Corporation, including president, chief financial officer and director with responsibility for strategic and financial planning, treasury, financial reporting and accounting, and other functions.

He is a director of Hanesbrands Inc. Nelson holds an undergraduate degree in biochemistry from University of California-Berkeley and received his MBA from University of California-Los Angeles.

The Company is not aware of any arrangement or understanding between Mr. Nelson and any other person, pursuant to which Mr. Nelson was selected as a director. Neither Mr. Nelson nor any of his immediate family members have been a party to any transaction or currently proposed transaction with the company that is reportable under Item 404(a) of Regulation S-K. In connection with his service to the board of directors, the company and Mr. Nelson have agreed that he will be paid in accordance with the company’s policy for independent director compensation.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press Release of Convergys Corporation dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Dated: August 19, 2008

EXHIBIT INDEX

Exhibit No.

99.1	Press Release of Convergys Corporation dated August 19, 2008